UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________
FORM 8-K
________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 2, 2019
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WOLVERINE WORLD WIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-06024	38-1185150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9341 Courtland Drive N.E., Rockford, Michigan	49351
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (616) 866-5500
________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $1 Par Value	WWW	New York Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2019, the Board of Directors of Wolverine World Wide, Inc. (the “Company”) accepted the resignation of Joseph R. Gromek as a Director of the Company, effective as of that same date. Mr. Gromek tendered his resignation in accordance with the Company’s Corporate Governance Guidelines, which provide that a director must retire and resign from the Board of Directors at the Annual Meeting of Shareholders following his or her seventy-second birthday. Mr. Gromek’s resignation was not the result of any disagreements with the Company.
On May 2, 2019, the Board of Directors of the Company appointed David W. McCreight as a member of the Company’s Board of Directors, effective immediately. There were no arrangements between Mr. McCreight and other persons pursuant to which Mr. McCreight was appointed as a director. There are no related-party transactions in which Mr. McCreight or any immediate member of Mr. McCreight’s family has an interest that would require disclosure under Item 404(a) of Regulation S-K. As an independent member of the Board of Directors, he will be entitled to receive the compensation paid to the Company’s non-employee directors. Mr. McCreight will also enter into an Indemnification Agreement with the Company in the form entered into by the Company's other directors.
A copy of the press release issued on May 8, 2019 by the Company announcing the resignation of Mr. Gromek and the appointment of Mr. McCreight is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 2, 2019, the Board of Directors of the Company approved amendments to its Amended and Restated Bylaws (the “Bylaws”). The Bylaws became effective immediately upon approval by the Board. The Bylaws were amended to: (i) clarify the Company’s advance notice provisions; (ii) update the provision regarding the availability of the list of shareholders entitled to vote at a meeting and to provide for an electronic access option; (iii) revise the standard for calling a special meeting of the Board of Directors from two directors to a majority of the directors then in office; (iv) clarify the voting standard for designating a committee of the Board of Directors to be the affirmative vote of a majority of the total number of directors then authorized; (v) include in the provisions for calling a special meeting of a committee the ability of a majority of the committee’s members to call a special meeting; (vi) clarify that any two authorized officers of the corporation are required to sign a certificate to certify a shareholder’s number of shares owned; and (vii) clarify the voting standard required for amending the Bylaws to be by the affirmative vote of a majority of the total number of directors then authorized. The Bylaws were also amended to make certain other clarifications and technical or non-substantive changes.
The foregoing description is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 2, 2019, the Company held its 2019 Annual Meeting of Shareholders (the “Annual Meeting”). The Company’s shareholders voted upon three proposals at the Annual Meeting, and the final results of the shareholder vote on each proposal were as follows:
Proposal 1: Election of Directors for Terms Expiring in 2022

The shareholders elected three candidates nominated by the Board of Directors to serve as directors of the Company for three-year terms expiring at the annual meeting of shareholders to be held in 2022 or until their respective successors, if any, have been elected and qualified. The following sets forth the results of the voting with respect to each candidate:

Candidate	For	Against	Abstentions	Broker Non-Votes
Jeffrey M. Boromisa	79,049,503	2,269,555	48,716	5,507,664
Gina R. Boswell	79,811,018	1,512,787	45,103	5,507,664
David T. Kollat	79,143,548	2,175,841	49,520	5,507,664

Proposal 2: Advisory Resolution to Approve Executive Compensation

The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables, notes, and narrative in the Proxy Statement for the Annual Meeting. The following sets forth the results of the voting with respect to this proposal:

For	Against	Abstentions	Broker Non-Votes
79,949,454	1,211,069	208,385	5,507,664

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm

The shareholders ratified the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2019. The following sets forth the results of the voting with respect to this proposal:

For	Against	Abstentions
83,392,140	3,410,781	73,652
The proposal to ratify the appointment of Ernst & Young LLP was a routine matter and, therefore, there were no broker non-votes relating to that matter.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits:

		3.1	Amended and Restated Bylaws of Wolverine World Wide, Inc.
		99.1	Press release issued on May 8, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2019	WOLVERINE WORLD WIDE, INC. (Registrant)

/s/ Michael D. Stornant
Michael D. Stornant
Senior Vice President, Chief Financial Officer and Treasurer

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